Exhibit 99.1

Contact:

Investors:	Kerry K. Calaiaro (212) 915-8084 Email: kerry.calaiaro@willis.com

Media:	Will Thoretz (212) 915-8251 Email: will.thoretz@willis.com

Willis Group Announces Definitive Agreement with Family Shareholders and Astorg Partners to Reorganize the Capital of Gras Savoye
Partners Will Own Equal 31.8 Percent Stakes in a New Holding Company
and Have Equal Board Representation
Willis Obtains Option to Purchase 100 Percent Stake in 2015;
Existing Put Option Will be Cancelled at Closing;
Net Cash Proceeds of $160 Million from Transaction to Reduce Existing Debt
NEW YORK, November 18, 2009 — Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, and the original family shareholders of Gras Savoye & Cie, the leading French insurance broker, announced today that they have signed a definitive agreement with Astorg Partners, a private equity fund, to reorganize the capital of Gras Savoye in a leveraged transaction.
Gras Savoye has been an Associate company of Willis since 1997 when Willis acquired a 33 percent ownership interest. Since then, Willis has gradually increased its shareholding to 48.6 percent of voting rights (46.2 percent of outstanding shares). The family shareholders and management currently own 51.4 percent of the voting shares of Gras Savoye.
Under the terms of the transaction, Astorg Partners will acquire 33.3 percent of the voting rights (31.8 percent of outstanding shares) of a new holding company while Willis and the family shareholders will sell part of their stakes in Gras Savoye to Astorg Partners and roll over their remaining shares into the new holding company, through a combination of equity, convertible debt and seller financing. Willis, the family shareholders of Gras Savoye, and Astorg will hold equal stakes of 31.8 percent in the new holding company and have equal representation of 33.3 percent of the voting rights on its Board. The remaining 4.5 percent will be held by a large pool of Gras Savoye managers.
This transaction values Willis’ existing investment in Gras Savoye at approximately $343 million. Willis will roll over approximately $135 million in equity and convertible debt and lend approximately $48 million to the new holding company at a rate of 6 percent per annum. Willis expects to generate approximately $160 million of tax-free net cash proceeds from the transaction, which it will use to pay down existing debt.

The agreement also gives Willis the option to purchase 100 percent of the capital in the new holding company in 2015, should it choose to do so, with notification in 2014. An existing put option, which gave family shareholders an option to sell their shares in Gras Savoye to Willis between now and 2011, will be cancelled at the closing of the transaction. The transaction is expected to close in the fourth quarter of 2009, subject to customary approvals and completion of financing.
Joe Plumeri, Chairman and Chief Executive Officer, Willis Group Holdings, said: “Willis looks forward to building on the strong and valuable relationship we have established with Gras Savoye over the past 12 years, and we remain fully committed to our partnership. This new arrangement enhances Willis’ financial flexibility, while at the same time, engaging an important new strategic partner in its Gras Savoye investment.”
Patrick Lucas, who will continue to head Gras Savoye as Chairman and CEO, said: “Our new ownership structure will allow everyone at Gras Savoye to be connected even more closely with the success of our business. As we pursue our strategy, we will continue to focus on serving our clients with the highest professional standards and further strengthening our strategic partnership with Willis to deliver the best global insurance and risk management services around the world.”
Christian Couturier, a Partner at Astorg Partners, said: “We are delighted that the family shareholders and Willis have chosen to partner with Astorg for this new step in the development of Gras Savoye. The leadership of Patrick Lucas, the personal investment of a large number of Gras Savoye managers and employees, the support of Willis, as well as Astorg’s track record as a proactive shareholder in family companies, create the conditions for success in the next five years.”
Willis was advised by Close Brothers and Willis Capital Markets and Advisory; Gras Savoye was advised by Close Brothers; and Astorg was advised by Bucephale Finance.
Financial information in this press release has been translated between Euros and US Dollars at a rate of exchange of
$1 = €0.671, the closing euro rate on November 13, 2009.
Teleconference Call and Web Cast
On Thursday, November 19, 2009, at 8:00 A.M. Eastern Time, Joe Plumeri, Chairman and Chief Executive Officer of Willis Group Holdings Limited, will hold a live webcast and conference call to discuss today’s announcement.
The press release, webcast and presentation materials will be available in the “Investor Relations” section of the Willis website at www.willis.com. To dial in to the live teleconference, please call (866) 803-2143 (domestic) or +1 (210) 795-1098 (international), with a pass code of “Willis.” Media and individuals will be in a listen-only mode. Participants are asked to call in a few minutes prior to the call in order to register for the event. A replay of the call will be available through December 19, 2009 at 10:59 PM Eastern Time, by calling (800) 754-7904 (domestic) or + 1 (203) 369-3332 (international) with no pass code, or by accessing the website.

About Willis
Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Willis has more than 400 offices in nearly 120 countries, with a global team of approximately 20,000 Associates serving clients in approximately 190 countries. Additional information on Willis may be found at www.willis.com.
About Gras Savoye
Gras Savoye is the largest insurance broker in France and the ninth largest broker in the world. The Group has 3,650 employees, 105 offices in 36 countries with a focus on France (with the largest regional network of insurance brokers), Europe, Africa, Middle-East and South East Asia. It has a multi-specialist positioning allowing it to offer all kinds of tailor-made insurance products, from property damages, liability, builder’s risks or employee benefits to niche products and services (such as political risks and sports and events). Gras Savoye delivers complete risk management, insurance brokerage and consulting services and claims administration. It benefits from a large customer base, including multinational firms, small and medium enterprises, financial institutions, local authorities, state-owned companies and private individuals. Additional information on Gras Savoye may be found at www.grassavoye.com.
About Astorg
Astorg is an independent private equity fund management company, specializing in French mid-market buyouts with total funds of over €1 billion under management. Astorg seeks to partner with successful and entrepreneurial management teams, to acquire businesses — very often family-owned - with attractive growth prospects, which Astorg will support through the provision of experienced governance and adequate capital. Astorg enjoys a distinct entrepreneurial culture, a lean and local decision-making body enhancing its reactivity, and has a true commitment to its partnering management teams.
Although clearly a multi-sector investor, Astorg has developed solid industry expertise in healthcare (Sebia, Pasteur-Cerba, Ethypharm) and professional services (Lowendal Group, RLD, CIS, Geoservices, Staci, Webhelp, Trescal).
Astorg has been ranked third among the world’s top performing Private Equity Funds in a recent survey published in the November 17, 2009 edition of The Wall Street Journal.
Forward-Looking Statements
This communication may contain forward-looking information regarding Willis Group Holdings Limited, Gras Savoye and Astorg and the combined company after the completion of the transaction that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the potential benefits of the business combination transaction, including future financial and operating results, the parties’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of management that are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to, the satisfaction of conditions to closing, including the completion of financing on the proposed terms and other customary approvals, the consummation of the transaction on the proposed terms and schedule, the expected financial performance of Gras Savoye following the consummation of the proposed transaction, achieving the expected synergies and other strategic benefits as a result of the proposed transaction, general industry and market conditions, general domestic and international economic conditions and governmental laws and regulations affecting domestic and foreign operations. The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see the section entitled ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2008 and our Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission. Copies are available online at http://www.sec.gov or on request from Willis as set forth in Part I, Item 1 “Business-Available Information” in Willis’ Form 10-K. These forward-looking statements speak only as of the date made and the parties will not update these forward-looking statements unless the securities laws require it. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and you should not place undue reliance on these forward-looking statements.
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